SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas, Texas 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On October 27, 2020 (the “Closing Date”), Dave & Buster’s, Inc. (the “Issuer”), an indirect subsidiary of Dave & Buster’s Entertainment, Inc. (the “Company”), issued to certain initial purchasers (the “Initial Purchasers”) $550 million of its 7.625% senior secured notes due 2025 (the “Notes”) as part of an offering to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes are guaranteed on a senior secured basis by the same subsidiaries of the Company that guarantee its Revolving Credit Facility (the “Credit Facility”).

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date, between the Issuer and U.S. Bank, National Association, as trustee (the “Trustee”) and Collateral Agent. A copy of the Indenture (including the form-of note attached thereto) is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture (including the form-of note attached thereto), which is filed herewith as Exhibit 4.1 and is incorporated by reference in its entirety.

The Notes bear interest at a rate of 7.625% per annum, payable semi-annually in arrears on November 1 and May 1 of each year, commencing May 1, 2021. The Notes will mature on November 1, 2025. The Issuer may redeem the Notes, in whole or in part, at any time prior to November 1, 2022, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium (as set forth in the Indenture) and accrued and unpaid interest to the redemption date. In addition, at any time prior to November 1, 2022, but not more than once during each 12-month period commencing with the issue date of the Notes, the Issuer may redeem up to 10% of the aggregate original principal amount of the Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time prior to November 1, 2022, the Issuer may also redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings, at a redemption price equal to 107.625% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Issuer may redeem the Notes, in whole or in part, on or after November 1, 2022, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the following years: 2022 - 103.813%; 2023 - 101.906%; and 2024 and thereafter - 100.000%.

If the Issuer experiences a change of control as set forth in the Indenture, any holder of Notes may require the Issuer to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of the Issuer (and, in the case of (viii) below Dave & Buster’s Holdings, Inc. (“Holdings”)) and certain of its subsidiaries to (i) incur additional debt; (ii) pay dividends or distributions on the Issuer's capital stock or redeem, repurchase or retire the Issuer's capital stock or subordinated debt; (iii) issue preferred stock or disqualified stock of the Issuer's restricted subsidiaries, (iv) make certain investments; (v) create liens on the Issuer's or its subsidiary Guarantors' assets to secure debt; (vi) pay dividends or other amounts to us from the Issuer’s restricted subsidiaries that are not guarantors of the Notes; (vii) enter into transactions with affiliates; (viii) merge or consolidate with another company; and (ix) sell assets, including capital stock of the Issuer and its subsidiaries. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

•	failure by Holdings or its subsidiaries to comply with their other obligations under the Notes, the Indenture or the security documents, subject to notice and grace periods;

•	payment defaults and accelerations with respect to certain other indebtedness of Holdings and certain of its subsidiaries;

•	specified events involving bankruptcy, insolvency or reorganization of Holdings or certain of its subsidiaries;

•	failure by Holdings or certain of its subsidiaries to pay certain final judgments;

•	a guarantee of Holdings or a significant subsidiary of the Issuer ceases to be in full force and effect in any material respect, or any such Guarantor denies or disaffirms in writing its obligations under the Indenture, any guarantee or any security document, subject to notice and grace periods; and

•	other than in connection with satisfaction of the obligations under the Indenture or release of collateral in accordance with the terms of the Indenture, (i) a security interest with respect to certain collateral ceases to be valid and perfected or is declared invalid or unenforceable, subject to notice and a grace period, or (ii) Holdings or a Guarantor asserts in a pleading in any court of competent jurisdiction that any security interest securing the Notes is invalid or unenforceable.

Upon an Event of Default, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization of the Issuer, all outstanding Notes will become due and payable immediately without further action or notice.

The Trustee, or an affiliate thereof is a lender under the Credit Facility and, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities will be made only by means of a confidential offering memorandum.

Amendment to Credit Facility

In connection with the closing of the Notes, the Company entered into additional amendments to its Credit Facility that among other things provide for a two-year maturity extension of the Credit Facility to August 17, 2024, a suspension for certain ratio maintenance covenant requirements until the fiscal quarter ending on or about April 30, 2022 and a $150 million minimum liquidity covenant (the “Amendment”).

The above summary of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the offering of the Notes. A copy of this press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of October 27, 2020, by and among Dave & Buster’s, Inc., the guarantors party thereto and U.S. Bank, National Association, as trustee and collateral agent.
10.1	Second Amendment and Consent and Revolving Credit Commitment Extension Amendment to Amended and Restated Credit Agreement dated as of October 16, 2020.
99.1	Press release dated October 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: October 27, 2020	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and Senior Vice President of Human Resources